Via mail, e-mail and facsimile
May 12, 2006
Sy Jacobs, Managing Member
Jacobs Asset Management, LLC
JAM Managers, LLC
General Partner for JAM Partners, L.P.
One Fifth Avenue
New York, NY 10003

Dear Mr. Jacobs,
We received your correspondence dated February 15, 2006 and have reviewed it at our Board of Directors meeting.
The Directors continue to affirm their support for operating Century as one of the few independent Massachusetts community banks and support the Company’s plans, which focus on both long-term profitability and long-term growth, as well as the interests of all of Century’s constituencies.
We appreciate your ownership of our stock and assure you that we are taking every prudent step possible to improve our earnings performance.
Sincerely yours,

/s/ Paul V. Cusick, Jr.
Paul V. Cusick, Jr.
Vice President and Treasurer